SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 31, 2002

                                IMPROVENET, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or other Jurisdiction of Incorporation)

                  000-29927                             77-0452868
             (Commission File No.)           (IRS Employer identification No.)

                               1286 ODDSTAD DRIVE
                             REDWOOD CITY, CA 94063

              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (650) 839-8752








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ITEM 5. OTHER EVENTS

      The Company and eTechLogix, Inc., an Arizona corporation ("ETECH") have signed an Agreement and Plan of Merger dated July 31, 2002 (the "Agreement").

      The following summary of the Agreement does not purport to be a complete statement of the terms of the Agreement. The summary is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Report as Exhibit 10.39 and is incorporated herein by this reference

      If the Company makes the cash tender offer contemplated by the Agreement, the Company will provide a tender offer statement including important information to all stockholders without charge. The tender offer statement will also be available without charge on the website maintained by the Securities and Exchange Commission.

                  Summary of Agreement and Plan of Merger
                  ---------------------------------------

      The Agreement, if completed, provides that ETECH will merge with and into a newly created, wholly owned subsidiary of the Company called Etech Acquisition, Inc. The holders of ETECH stock immediately before the merger will receive newly issued Company stock in exchange for their ETECH stock. After the completion of the merger, ETECH will survive as a wholly owned subsidiary of the Company, and the former ETECH shareholders will hold a majority of the Company's outstanding stock. Prior to the completion of the merger, the Company will offer to repurchase the stock held by its stockholders at that time, with the repurchase to close immediately after the completion of the merger.

SHARE CONVERSION

      The Company will authorize and issue up to 37,500,000 shares of its Common Stock in exchange for all of the capital stock, options and convertible securities of ETECH, in a transaction intended to be a tax-free reorganization under Section 368 of the Internal Revenue Code. Any outstanding options of ETECH will be converted into and exchangeable for options in Company Common Stock. Upon the closing of the merger (the "Closing"), the composition of the ownership of the Company will be approximately as follows:

          .  Prior ETECH securities holders (37,500,000 shares of Common Stock):
             67.93%

          . Prior Company stockholders (17,706,540 shares of Common Stock currently outstanding): 32.07%

NEW CAPITAL, DEPOSIT AND BREAK-UP FEE

      ETECH will pay a total of $500,000 (the "New Capital") to the Company, which will be funded to the Company as follows:

      A deposit of $150,000 of the New Capital was provided by ETECH on signing the Agreement and placed in escrow. Pursuant to the terms of the Agreement,


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ETECH will deposit an additional $100,000 in escrow no later than August 15,
2002. The total $250,000 deposit will not be refundable unless the Agreement fails to close because one or more of the following has occurred:

           (1) the Company failed to satisfy any condition of the Closing in the Agreement applicable to it, and the failure was not caused by a breach of the Agreement by ETECH;

           (2) the Company received an unsolicited superior proposal (an "Alternate Proposal") and elected to accept it; or

           (3) The Company failed to receive an opinion from its financial advisers to the effect that the proposed transaction is fair, from a financial perspective, to its stockholders.

If the Company fails to close the Agreement because it has elected to accept an Alternate Proposal, in addition to refunding the deposit, it will pay ETECH a break-up fee of $250,000. Should ETECH be unable to provide the additional $100,000 deposit by August 15, 2002, the initial deposit of $150,000 will not be refunded.

      ETECH will pay the remaining $250,000 of the New Capital upon the Closing.

RESOLUTION OF COMPANY LIABILITIES

      The Company will make arrangements for the resolution of all existing, known liabilities, which will be paid or otherwise provided for by the Company at the Closing.

SHARE BUYBACK

      The Company will take all necessary and appropriate actions to initiate a share buyback (the "Share Buyback") for the benefit of the Company stockholders who will have held their shares before the Closing and all holders of any option, warrant, convertible note or security or any other class or type of equity interest or right to acquire an equity interest in the Company. The Company will make a cash tender offer to its stockholders to purchase, for a twenty business day period, their shares of Company Common Stock. The price per share in the tender offer (the "Buyback Price") will be equal to the number represented by (X) the Company's cash balance at the Closing including the New Capital of $500,000, reduced by (i) the amount of cash required to pay all liabilities paid at Closing; (ii) $100,000 (an allowance for other enumerated liabilities) and (iii) by the amount of any shortfall in the balance of the Company's collectible accounts receivable aged no more than 120 days, net of allowances for uncollectible accounts (the "Collectible Accounts Receivable") at Closing below $500,000, based on the Company's estimate on the closest practicable date to the printing of the final tender offer statement, divided by
(Y) the number of shares of Company Common Stock estimated to be eligible for tender in the Share Buyback.

      The Buyback Price is expected to be approximately $0.14 per share. If it is a lesser amount, the Company will not be obligated to make the cash tender offer for the Share Buyback or close the merger, unless it obtains an opinion

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from its financial advisor that the lesser amount is fair from a financial perspective to the Company's stockholders. Failure to close the merger because such an opinion could not be obtained is one of the circumstances in which the $250,000 deposit paid by ETECH will be refundable.

      ETECH stockholders and holders of other interests that will be converted into Company Common Stock at the Closing have signed or will sign waivers agreeing not participate in the Share Buyback.

CONTINUED OPERATIONS; SUPPORT BY ETECH

      The Agreement provides that the Company and ETECH will each continue to operate its business in the ordinary course until Closing. ETECH further agrees to provide such management, staffing, technical and administrative support as reasonably necessary to enable the Company to continue its operations during that period, without payment by the Company.

BOARD OF DIRECTORS AND OFFICERS

      The Agreement provides that on the date of the Agreement or as soon as practicable thereafter, five directors of the Company will deliver letters of resignation to the Company's Chairman of the Board. The letters will be effective at, and on condition of, the closing of the Share Buyback. After the effectiveness of such letters of resignation, the remaining director(s) will appoint Jeffrey I. Rassas, Homey J. Farsi and Naser Ahmad, the principal shareholders of ETECH, to fill the vacancies left by the resignations. All existing officers of the Company will resign their current positions immediately after the effectiveness of the directors' letters of resignation. Any resulting severance payments to be made under the officers' change of control agreements will be included in the liabilities for which IMPV will make reasonable provision prior to the Closing, and will be paid as soon as practicable after the Closing.

INDEMNIFICATION OF DIRECTORS

      The Agreement provides that after the Closing, the Company will not reduce its obligations to indemnify the directors and officers of the Company who served during the period before the Closing. In addition, for a three-year period after the Closing, the Company will pay the deductible amount on the policy of directors and officer's insurance put in place to cover the directors and officers who served during the period before the Closing.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

EXHIBIT NUMBER                DESCRIPTION
--------------                -----------


10.39+ Agreement and Plan of Merger dated July 30, 2002 by and among ImproveNet, Inc., eTechLogix, Inc., and eTech Acquisition, Inc.

99.1                          Press Release dated August 1, 2002.

+All schedules and/or exhibits have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2002                             IMPROVENET, INC.


                                                   /s/ Brian Evans
                                                   ---------------------
                                                   Brian Evans
                                                   Secretary and General Counsel






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                                  EXHIBIT INDEX




EXHIBIT NUMBER                DESCRIPTION
--------------                -----------

10.39+ Agreement and Plan of Merger dated July 30, 2002 by and among ImproveNet, Inc., eTechLogix, Inc., and eTech Acquisition, Inc.

99.1                          Press Release dated August 1, 2002

+All schedules and/or exhibits have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.